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                                                                   EXHIBIT 23.12

                                     CONSENT



         I anticipate becoming a director of Lomak Petroleum, Inc. ("Lomak") upon consummation of the proposed merger of Domain Energy Corporation with a subsidiary of Lomak and hereby consent to the reference to me and my becoming a director of Lomak which is included in the Registration Statement on Form S-4 relating to such merger and in the related Proxy Statement/Prospectus included therein, and further consent to the filing of this consent as an exhibit to such Registration Statement.

                                       /s/ Michael V. Ronca
                                       -----------------------------------------
                                           Michael V. Ronca




June 24, 1998